UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Neurologix, Inc.
(Name of Registrant as Specified In Its Charter)
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As filed with the Commission on April 5, 2006

One Bridge Plaza, Suite 605
Fort Lee, New Jersey, 07024
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 9, 2006
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurologix, Inc., a Delaware corporation (the “Corporation”), will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Tuesday, May 9, 2006, at 10:00 a.m., Eastern time, for the following purposes:
1.	To elect three Class III directors to hold office for a term of three years;

2.	To approve an amendment to the 2000 Stock Option Plan of the Corporation (the “2000 Stock Option Plan” or the “Plan”) to increase the number of shares of the Corporation’s common stock available for issuance under the Plan from 1,300,000 to 3,800,000; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS PRESENTED IN THE PROXY STATEMENT.
     The Board of Directors has fixed the close of business on March 24, 2006 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.
     A copy of the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2005 is enclosed.
     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Marc L. Panoff
Chief Financial Officer and Treasurer

One Bridge Plaza
Fort Lee, New Jersey 07024
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS — MAY 9, 2006
     This Proxy Statement is furnished by the Board of Directors (the “Board”) of Neurologix, Inc., a Delaware corporation (the “Corporation”). The Proxy Statement is being sent to the Corporation’s stockholders in connection with the solicitation of proxies by the Board, on behalf of the Corporation, to be used at the Annual Meeting of Stockholders, which will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Tuesday, May 9, 2006, at 10:00 a.m., Eastern time. The Corporation’s offices are located at One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.
     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to the Corporation’s stockholders on or about April 10, 2006. A copy of the Corporation’s Annual Report to Stockholders for the year ended December 31, 2005 is also enclosed.
     You are requested to complete, date and sign the accompanying proxy and return it to the Corporation in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Corporation bearing a later date than the date on the proxy and any stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. The Corporation may solicit proxies in person, by mail, telephone, facsimile, e-mail or other similar means. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the proposals set forth below.
     The Board has fixed the close of business on March 24, 2006 as the record date (the “Record Date”) for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, the outstanding number of voting securities of the Corporation was 26,543,569 shares, consisting of 26,542,924 shares of common stock, par value $.001 per share (“Common Stock”), and 645 shares of Series A convertible preferred stock, par value $.10 per share (“Series A Preferred Stock”). For each share held as of the Record Date, each holder of Common Stock is entitled to one vote and each holder of Series A Preferred Stock is entitled to one vote.
     The presence, in person or by proxy, at the meeting of the holders of at least a majority of the shares issued and outstanding and entitled to vote will constitute a quorum. A plurality of the votes of the total number of the shares of Common Stock and Series A Preferred Stock present at the meeting will be necessary for the election of the Class III directors of the Corporation. A majority of the votes of the total number of the shares of Common Stock and Series A Preferred Stock present at the meeting will be necessary for the approval of all other proposals. Under applicable Delaware law, in tabulating votes, abstentions (including broker non votes) will be disregarded and will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
     As of the Record Date, the persons and entities listed below were, to the knowledge of the Corporation, the only beneficial owners of more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the address of each stockholder is that of the Corporation.

	Amount and Nature
	Of Beneficial		Percentage of
Name and Address of Beneficial Owner	Ownership		Outstanding Shares
Palisade Private Partnership, L.P.	6,839,252	(1)	25.77%
Warwick J. Greenwood, Trustee ATEC Trust	3,462,608	(2)	13.05%
Martin J. Kaplitt, M.D.	2,413,001	(3)	9.09%
Medtronic, Inc.	2,321,559	(4)	8.65%

(1)	Based on information provided in the Schedule 13D filed on May 6, 2005, Palisade Private Partnership, L.P. (“PPP”) is an investment limited partnership formed under the laws of Delaware. Palisade Private Holdings, LLC (“Holdings”), a Delaware limited liability company, is the general partner of PPP and is deemed to beneficially own the shares owned by PPP. PPP’s address is Palisade Private Holding, LLC — One Bridge Plaza — Suite 695 — Fort Lee, New Jersey 07024.

(2)	Based upon the Form 4 filed with the SEC by ATEC Trust (“ATEC”) on May 16, 2005. Warwick Greenwood is the trustee of ATEC and a certified accountant, and is a citizen of New Zealand. ATEC is a trust and is organized under the laws of New Zealand. ATEC’s address is Auckland Technology Enabling Corporation Limited — P.O. Box 10-359 — 8th Floor, Lumley House — 93 The Terrace — Wellington, New Zealand.

(3)	Includes 97,391 shares owned through Dr. Kaplitt’s Keogh-Profit Sharing Plan and 2,315,610 shares owned individually.

(4)	Based upon the Schedule 13D filed with the SEC by Medtronic, Inc. on May 6, 2005. Medtronic’s address is 710 Medtronic Parkway, Minneapolis, Minnesota 55432.
SECURITY OWNERSHIP OF MANAGEMENT
     The following table shows: (i) the number of shares of Common Stock that each of the Corporation’s directors, nominees and executive officers beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, the Record Date; and (ii) the percentage ownership of the outstanding shares of Common Stock represented thereby. The address for each stockholder is the same as the address of the Corporation.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership		Percent of Class
Clark A. Johnson	470,508	(1)	1.77%
Martin J. Kaplitt, M.D.	2,413,001		9.09%
Austin M. Long, III	50,000	(2)	*
Craig J. Nickels	50,000	(2)	*
Jeffrey B. Reich, M.D.	17,667	(3)	*
Michael Sorell, M.D.	523,784	(4)	1.94%
Elliott H. Singer	25,000		*
John E. Mordock	0		*
Marc Panoff	25,000	(5)	*
Officers and Directors as a Group (9 persons)	3,574,960		13.13%

*	Represents less than 1% of the outstanding shares.
(1)	Includes 10,000 shares of Common Stock which were acquired upon the exercise of options on October 6, 2005. Includes 10,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.

(2)	Includes 50,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.

(3)	Includes 16,667 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.

(4)	Includes 523,784 shares of Common Stock which may be acquired upon the exercise of options which are or become exercisable within sixty days of the Record Date.

(5)	Includes 25,000 shares of Common Stock which may be acquired upon the exercise of options which are or become exercisable within sixty days of the Record Date.
PROPOSAL NUMBER 1: ELECTION OF THREE CLASS III DIRECTORS
     The Corporation’s certificate of incorporation, as amended, and by-laws provide that the Board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year for a three-year term. The stockholders will elect three Class III directors at the meeting, each to serve for a three-year term expiring at our Annual Meeting of Stockholders in 2009 or until his successor has been elected and qualified, or until the earliest of his death, resignation or retirement. The Corporation’s certificate of incorporation provides that the total number of directors constituting the entire Board shall not be less than three nor more than twelve, with the then authorized directors being fixed from time to time by the Board. Currently, the Board is comprised of eight directors.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS
     Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of Common Stock that they represent to elect Austin M. Long, III, John E. Mordock and Craig J. Nickels to serve as Class III directors.
     AUSTIN M. LONG, III — Mr. Long, age 62, has been a director of the Corporation since June 2003 and is the Chairman of the Audit Committee. Mr. Long has worked as an investment professional in private markets since 1987, when he co-founded the University of Texas Management System’s private investment group. Mr. Long left the University of Texas in March 2000 to co-found Alignment Capital Partners, LLC, a private market portfolio management advisory operation based in Austin, Texas that was reorganized in October 2001 as Alignment Capital Group, LLC. Mr. Long holds a Masters in Professional Accounting from the University of Texas at Austin and a Juris Doctor from DePaul University. He is also a Certified Public Accountant.
     JOHN E. MORDOCK — Mr. Mordock, age 60, has been a director of the Corporation since November 14, 2005, when he was elected as a Class III Directors to fill a newly created position on the Board. Mr. Mordock is a Partner of Red Bird Capital, LLC., a position that he has held since 2001. From 1996 to 2001, Mr. Mordock was President and Chief Executive Officer and a director of Teleflex Instruments & Surgical Services. Mr. Mordock was also President, Chief Operating Officer and a director of Cabot Medical Corporation from 1981 to 1996. Mr. Mordock holds a B.S. and an MBA from La Salle University and an E.P.S.M. from the Graduate School of Business at Stanford University. Until March 2006, Mr. Mordock was on the board of directors of U.S. Vision, Inc., a private retail optical company which is an affiliate of Palisade Capital Management (“PCM”). Mr. Mordock will be appointed to the Audit Committee upon his re-election as a director.
     CRAIG J. NICKELS — Mr. Nickels, age 52, has been a director of the Corporation since June 2003. Mr. Nickels has worked as an investment professional in private markets since 1993, when he joined Mr. Long at The University of Texas Management System’s private investment group. Mr. Nickels left the University of Texas in March of 2000 to co-found Alignment Capital Partners, LLC, a private investment management firm based in Austin, Texas that was reorganized in October 2001 as Alignment Capital Group, LLC, specializing in alternative asset consulting. Mr. Nickels received his B.B.A. from the University of Texas at Austin and is a holder of the Chartered Financial Analyst designation.
     Election of the Class III directors of the Corporation will require the affirmative vote of a plurality of the stockholders present in person or represented by proxy at the meeting and entitled to vote thereat.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ITS NOMINEES FOR CLASS III DIRECTORS.
BOARD OF DIRECTORS AND COMMITTEES
Other Directors
     The terms of the Class I and Class II directors expire in 2007 and 2008, respectively. Accordingly, these directors are not up for re-election at the meeting.

     Class I Directors Continuing in Office with Terms Expiring at the 2007 Annual Meeting of Stockholders.
     CLARK A. JOHNSON — Mr. Johnson, age 74, has been a director of the Corporation since February 2004. He has been the Chairman of PSS World Medical, Inc., a national distributor of medical equipment and supplies to physicians, hospitals, nursing homes, and diagnostic imaging facilities since October 2000. Mr. Johnson served as Chairman and Chief Executive Officer of Pier 1 Imports from March 1985 to June 1998 and is a former Executive Vice President and Director of the Wickes Companies, Inc. In addition to the Corporation, he is a director of the following public companies: MetroMedia International Group, OptiCare Health Systems, Inc., PSS World Medical, Inc. and Refac. OptiCare Health Systems, Inc. and Refac which are affiliates of PCM. Mr. Johnson owns 5% of the preferred, non-voting equity interest in PCM and is also entitled to monthly payments of $10,000 in connection with the restructuring of PCM.
     JEFFREY B. REICH, M.D. — Dr. Reich, age 44, became a director of the Corporation on February 9, 2005. Since 2005, Dr. Reich has been a principal at Merlin Biomed Group, a New York City-based asset management firm that invests globally in public and private healthcare companies. Dr. Reich has also served as an assistant professor of clinical neurology at Weill Medical College of Cornell University since 1995. He received his medical degree from Weill Medical College of Cornell University in 1987. Dr. Reich was elected to the Board pursuant to the Stock Purchase Agreement, dated as of February 4, 2005 (the “Stock Purchase Agreement”), by and among the Corporation, Merlin Biomed Long Term Appreciation Fund LP and Merlin Biomed Offshore Master Fund LP (collectively, “Merlin”). The Stock Purchase Agreement provides that for so long as Merlin remains a stockholder of the Corporation, Merlin shall be entitled to nominate Dr. Reich for election as a Class I director of the Corporation.
     MICHAEL SORELL, M.D. — Dr. Sorell, age 58, became the President, Chief Executive Officer and a director of the Corporation on September 21, 2004. Dr. Sorell had most recently been managing member of MS Capital Advisors LLC, an investment banking and advisory firm based in Washington, Connecticut since 1996. From 1986 to 1992 and from 1994 to 1996, Dr. Sorell was with Morgan Stanley & Co. in various capacities including biotechnology and pharmaceuticals analyst and lastly as emerging growth strategist and executive director. From 1992 to 1994, Dr. Sorell was a partner in a joint venture with Essex Investment Management, a Boston-based investment management firm. Previously, Dr. Sorell was in the department of clinical research at Schering-Plough Corporation. As a physician, Dr. Sorell specialized in pediatric oncology, and was a member of the attending staff at Memorial Sloan-Kettering Cancer Center in New York City where he was among the founders of its Bone Marrow Transplant Unit. Dr. Sorell received his medical degree from the Albert Einstein College of Medicine, Bronx, NY, and studied in the Visiting Professionals Program at the New York University Graduate School of Business with a major in finance. He is also a director of SCOLR, Inc. and Applied Neurosolutions, Inc.

     Class II Directors Continuing in Office with Terms Expiring at the 2008 Annual Meeting of Stockholders.
     ELLIOTT SINGER — Mr. Singer, age 65, has been a director of the Corporation since November 14, 2005, when he was elected as a Class II director to fill the vacancy created by the resignation of Mark S. Hoffman. Mr. Singer is a Managing Director of FairView Advisors, a financial services firm that he founded in September 2001. Mr. Singer founded and served as the Chief Executive Officer of A+ Network (formerly A+ Communications). Mr. Singer holds a B.A. from Tulane University and an MBA from the Leonard R. Stern School of Business at NYU. Until March 2006, Mr. Singer was on the board of directors of U.S. Vision, Inc., a private retail optical company which is an affiliate of PCM.
     MARTIN J. KAPLITT, M.D. — Dr. Kaplitt, age 67, became the Chairman of the Board and President of the Corporation in February 2004. Dr. Kaplitt had been a director and president of Neurologix Research, Inc. (“NRI”) since August 1999. On September 21, 2004, he relinquished the position of President of both the Corporation and NRI when the Corporation hired Michael Sorell, M.D. as its Chief Executive Officer and President. Dr. Kaplitt has been associated with North Shore University Hospital for over 30 years and has held a variety of positions including: Chief of Thoracic and Cardiovascular Surgery from 1971 to 1978, Associate Attending in Cardiovascular Surgery from 1978 to 2001 and Adjunct Associate Attending in Surgery from 2001 to present. He was also a clinical associate professor of surgery at Cornell University Medical College. Dr. Kaplitt attended Cornell University and the State University of New York, Downstate Medical Center. Dr. Kaplitt is a fellow of the American College of Surgeons and the American College of Cardiology.
Board and Committee Meetings
     During 2005, the Board met four times. Each director attended at least 75% of the meetings of the Board. The Audit Committee met four times during 2005 with all members in attendance. The Compensation Committee met two times during 2005 with all members in attendance
     It is the Corporation’s policy that directors are invited and encouraged to attend the Annual Meeting of Stockholders. At the time of the 2005 Annual Meeting of Stockholders, the Corporation had seven directors, of which six directors attended the meeting.
Committees
     The Board currently maintains an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and a Compensation Committee. The Corporation does not have a Nominating Committee.
Nominating Process
     The Board does not consider it necessary to have a Nominating Committee or written charter since the size of the Board enables all directors to participate in the nominating process and to address the need to attract and retain qualified directors and to fill any vacancies in the Board. Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the Board considers, among other things, an individual’s business experience, industry experience, breadth of knowledge about issues affecting the Corporation, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. The Board recommended each of the current nominees for Class III directors.

     The Board consists of eight directors. The Board has determined that Austin M. Long, III, Craig J. Nickels, Jeffrey B. Reich, M.D., Elliott Singer and John E. Mordock are independent directors. Although the Corporation is not listed on any exchange or automated quotation system, in making this independence determination, the Board considered the independence standards for directors set forth in the American Stock Exchange Corporation Guide for its listed companies (the “AMEX Rules”).
     The Board does not have a formal policy that requires it to consider any director candidates that might be recommended by stockholders.
Compensation Committee
     The Compensation Committee consists of Messrs. Long, Nickels and Singer (Chair). Messrs. Long, Nickels and Singer were determined by the Board to be independent directors. The principal responsibilities of the Compensation Committee are to evaluate the performance of executive officers, establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Corporation’s stock plans and provide assistance to management regarding key personnel selection.
Audit Committee
     The members of the Audit Committee in 2005 were Messrs. Long (Chair), Nickels and Reich. Mr. Mordock has been nominated to replace Dr. Reich on the committee upon Mr. Mordock’s re-election to the Board at the Annual Meeting. Each of Messrs. Long, Nickels, Mordock and Reich have been determined by the Board to be independent. In making this decision, the Board considered Rule 10A-3 of the Securities and Exchange Act, as amended (the “Exchange Act”), and the AMEX Rules. The Board has determined that Mr. Long is a “financial expert”, as that term is defined under Item 401(e) of Regulation S-B under the Exchange Act. The Board adopted a written charter of the Audit Committee on March 23, 2004 which is reviewed annually and pursuant thereto was amended and restated on March 25, 2005.
     The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Corporation’s independent registered public accounting firm and, in this regard, it meets periodically with the independent registered public accounting firm to review plans for the audit and the audit results, reviews financial statements, accounting policies, tax and other matters for compliance with the requirements of the Financial Accounting Standards Board and government regulatory agencies.
Directors’ Compensation
     The Board has a policy of paying quarterly fixed retainers of $1,500, to each director who is not also an employee of the Corporation plus an additional quarterly retainer of $1,000 for directors who serve on the Audit Committee. During 2005, Messrs. Long and Nickels each received $10,000, Mr. Johnson received $6,000 and Dr. Reich received $4,500. As stated above, Messrs. Mordock and Singer were appointed to the Board in November 2005, and each is entitled to receive a retainer of $1,500 for his service on the Board during the fourth quarter of 2005.
     The Board’s director compensation policy also provides for annual stock option grants of 30,000 shares with an additional 20,000 shares to directors who serve on the Audit Committee. Pursuant to this policy, the Corporation, on May 18, 2005, granted to each of Messrs. Long, Nickels, Reich and Johnson options to purchase 50,000, 50,000, 50,000 and 30,000 shares of Common Stock, respectively, at an exercise price of $1.94 per share. One-third of such options vested immediately on the date of grant, one-third will vest on May 18, 2006, and the remaining one-third will vest on May 18, 2007. Annual stock option grants for 2006 will be made to directors immediately following the Annual Meeting.
     Other than as stated above, no other compensation was paid to the members of the Board in 2005.
PROPOSAL NUMBER 2: APPROVAL OF AMENDMENT TO THE
2000 STOCK OPTION PLAN OF THE CORPORATION
     The 2000 Stock Option Plan (the “Plan”), was approved by the stockholders on September 12, 2000 and provides for the granting of stock options to purchase up to a maximum of 1,300,000 shares of Common Stock (subject to adjustment in the event of certain capital changes) during the period ending March 14, 2010. A copy of the Plan as proposed to be amended is attached hereto as Annex A.
     The Board has approved an amendment to the Plan, subject to the stockholders’ approval, to increase the number of shares covered by, and reserved for issuance under, the Plan from 1,300,000 shares to 3,800,000 shares. The Board decided to amend the Plan and increase the number of shares available thereunder (i) to exchange options not granted under the Plan for the Plan’s options and (ii) to enable the Corporation to make grants under the Plan to new members of the Corporation’s management.
     Stockholders are being asked to approve such amendment at this meeting. If the stockholders approve such amendment, there will be a balance of 2,542,108 shares available under the Plan. Of those, 240,000 shares will be used for the 2006 annual grant to directors and 853,923 shares previously granted outside the Plan to certain officers and consultants of the Corporation between September 2004 and January 2006 will be assumed under the Plan following approval of the amendment. The options covering the 853,923 shares will continue to be governed by the terms set forth in the applicable award agreements.
     The following is a summary of the terms of the 2000 Stock Option Plan as currently in effect.
     Purpose. The purpose of the Plan is to provide a means through which the Corporation and its affiliates may attract able persons to enter and remain in the employ of the Corporation and affiliates and to provide a means whereby employees, directors and consultants of the Corporation and its affiliates can acquire and maintain the Corporation’s common stock, thereby strengthening their commitment to the welfare of the Corporation and its affiliates and promoting an identity of interest between shareholders and these directors, employees and consultants.
     Administration. The Plan is administered by the Corporation’s compensation committee.
     Eligible Participants. Any employee, director or consultant of the Corporation or an affiliate of the Corporation is eligible to participate in the Plan. However, the Corporation does not presently allow holders of warrants of the Corporation to participate in the Plan. The compensation committee has the sole and complete authority to determine the participants in the Plan (a “Participant” or the “Participants”). The Plan currently has approximately 21 participants, of which 6 are employees, 6 are directors and 8 are consultants.
     Shares of the Corporation’s Common Stock Authorized under the Plan. The Plan authorizes the grant of stock options to Participants with respect to a maximum of 1,300,000 shares of Common Stock, which awards may be made in the form of (a) non-qualified stock options and (b) stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code. In any calendar year, a Participant may not receive stock options in a manner that will cause the stock options granted under the Plan to fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

     To the extent the aggregate fair market value (determined as of the date of grant) of stock for which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation) exceeds $100,000, such excess incentive stock options shall be treated as non-qualified stock options. If any award granted under the Plan is forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the shares of Common Stock covered by such award may be granted to another Participant pursuant to the terms of the Plan, to the maximum extent permitted under Section 162(m) of the Code.
     Effective Date and Duration of the Plan. The Plan was approved by the Board on March 28, 2000 and became effective on September 12, 2000. The Plan was amended on May 9, 2005 to increase the available shares from 800,000 to 1,300,000. The Board of Directors further amended the Plan, subject to approval of stockholders at this meeting, to increase the number of shares covered by, and reserved for issuance under, the Plan from 1,300,000 shares to 3,800,000 shares. The term during which awards may be granted under the Plan expires on March 28, 2010.
     Exercise Price. The exercise price per share of Common Stock for each stock option is set by the Corporation’s compensation committee at the time of grant, but in no case shall be less than 100% of the fair market value per share of Common Stock on the date of the grant. The fair market value per share of Common Stock as of the Record Date was $1.84.
     Manner of Exercise and Form of Payment. No shares of Common Stock may be delivered pursuant to any exercise of an option until payment in full of the aggregate exercise price therefor is received by the Corporation. Stock options which have become exercisable may be exercised by delivery of written notice of exercise to the compensation committee accompanied by payment of the stock option price. The stock option price shall be payable in cash and if the compensation committee so permits, partially or completely in shares of Common Stock valued at the fair market value at the time of exercise; provided that such shares are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the compensation committee may determine necessary in order to avoid an accounting earnings charge in respect of the stock option or, in the discretion of the compensation committee, either (i) in other property having a fair market value on the date of exercise equal to the stock option price, or (ii) by such other method as may be permitted by the compensation committee.
     Vesting, Stock Option Period and Expiration. Stock options vest and become exercisable in such manner and on such date or dates determined by the compensation committee and expire after such period, not to exceed ten years, as may be determined by the compensation committee all as set forth in an applicable stock option agreement; provided, that the compensation committee has the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. If a stock option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until expiration of the stock option. If an incentive stock option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Corporation, the stock option period may not exceed five years from the date of grant of such option and the stock option price shall be at least 110 percent of the fair market value (on the date of grant) of the stock subject to the stock option.
     Change of Control or Reorganization. Except to the extent reflected in a particular stock option agreement:
     (a) In the event of a Change in Control (as defined in the Plan), all stock options, notwithstanding any vesting schedule, shall become immediately exercisable with respect to all shares subject to such stock option.

     (b) The obligations of the Corporation under the Plan are binding upon any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation.
     Transferability. Each award, and each right under any award, is exercisable only by the Participant during the Participant’s lifetime or if permissible under applicable law, by the Participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Corporation or any of its affiliates; provided, that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Plan provides for limited exceptions to the non-transferability of awards (and the rights attached thereto) received under the Plan.
     Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval of the stockholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the stock options granted under the Plan from failing to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code); and provided, further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any stock option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
     Federal Income Tax Consequences Relating to the Plan. The following summary of the federal income tax consequences of the grant and exercise of stock options, both ISOs and non qualified stock options, awarded under the Plan, and the disposition of Common Stock purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations thereunder. The summary is not intended to be a complete statement of applicable laws, it does not address state and local tax considerations nor does it address the tax consequences of options granted to individual tax payers located outside the U.S. and is not intended as tax advice to any person. Moreover the U.S. Federal income tax consequences to any particular individual may differ from those described herein by reason of the particular circumstances of such individual.
     No income is realized by an optionee upon grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “Spread”) at the time of exercise. The Spread is deductible by the Corporation for federal income tax purposes subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code of compensation paid to executives designated in those sections. The optionee’s tax basis in the underlying shares acquired by exercise of a non-qualified stock option equals the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the non-qualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee’s holding period for shares acquired pursuant to the exercise of a non-qualified stock option will begin on the date of exercise of such option.
     Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. Under current rules promulgated under Section 16(b), the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Board (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified, by the Corporation’s shareholders no later than the next annual meeting of shareholders. If the grant satisfies either of the conditions described in clause (i) or (ii) above, the taxable event will ordinarily be the date of exercise. However, if an option is exercised by a Section 16 Person within six months after the date of grant and neither of the conditions described in clause (i) or (ii) above are satisfied, taxation will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to section 83(b) of the Code to be taxed on the date of exercise.
     The Code requires that, for ISO treatment, shares acquired through exercise of an ISO cannot be disposed of before two years from the date of grant of the option and one year from the date of exercise. ISO holders generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the Spread at exercise will be an “item of tax preference” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs at the time of exercise. If the optionee does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction is permitted to be taken by the Corporation for federal income tax purposes in connection with the grant or exercise of the option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of such shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount is generally deductible by the Corporation for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections.
     The payment of an optionee of the exercise price, in full or in part, with previously acquired shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares of the Corporation, and shares received by the optionee, equal in number to the previously surrendered shares, have the same tax basis as the shares surrendered to the Corporation and have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to the Corporation is taxable to the optionee. Such additional shares have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized and have a holding period that begins on the date ordinary income is recognized.
     In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the Common Stock at the time of grant and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The Plan is intended to satisfy these requirements with respect to grants of options to covered employees.

     Approval of an amendment to the Plan will require the affirmative vote of a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE PLAN.
CODES OF ETHICS
     The Board has adopted an Amended and Restated Code of Ethics for its Chief Executive and Senior Financial Officers (the “Financial Code of Ethics”). The Corporation’s Chief Executive Officer and Chief Financial Officer have signed the Financial Code of Ethics and will be held to the standards outlined therein. The Board has also adopted an Amended and Restated Code of Ethics and Conduct applicable to all employees, officers, scientific advisors and directors of the Corporation (together with the Financial Code of Ethics, the “Codes”). Copies of each of these Codes are available at the Corporation’s website at http://www.neurologix.net under the heading “Investors — Corporate Governance”.
COMPENSATION OF EXECUTIVE OFFICERS
     During 2005, the Corporation had three executive officers, Martin J. Kaplitt, M.D., Executive Chairman, Michael Sorell, M.D., President and Chief Executive Officer, and Mark S. Hoffman, Secretary and Treasurer. Mr. Hoffman resigned effective October 1, 2005 and did not receive any compensation from the Corporation.
     The following table presents the aggregate compensation for services in all capacities paid by the Corporation and its subsidiaries in respect of the years ended December 31, 2005, 2004 and 2003 to the Corporation’s Named Executives. For purposes of this proxy statement, the term “Named Executives” shall mean Drs. Kaplitt and Sorell. Except as set forth herein, the Named Executives did not receive any compensation from the Corporation during the years ended December 31, 2005 and December 31, 2004.
Summary Compensation Table

					Securities
					Underlying
	Annual Compensation				Options
Name and Position	Year	Salary		Bonus	(#)

Michael Sorell, M.D., President and Chief	2005	$175,571	(1)	—	—
Executive Officer (since September 21, 2004)	2004	$40,000		—	787,815

Martin J. Kaplitt, M.D., Chairman of the Board	2005	$85,000		—	—
and Chief Executive Officer (from February 10, 2004 to	2004	$70,000		—	—
September 21, 2004)

(1)	Dr. Sorell received an initial annual base salary of $150,000, which was increased to $181,660 effective March 15, 2005 as a result of achieving specified performance objectives of the Corporation. Upon achieving further performance objectives, Dr. Sorell’s salary was increased to $200,000 effective April 27, 2005. The amount that was paid to Dr. Sorell in 2005 did not reflect the April 27, 2005 increase in base salary. The $12,227 difference in base salary owed to Dr. Sorell for the period between April 27, 2005 and December 31, 2005 was paid in the first quarter of 2006. (See “Employment Agreements” below).

Option/SAR Grants and Exercises in Last Fiscal Year
     During 2005, there were no Named Executives who were issued stock options by the Corporation. The Corporation has not granted stock appreciation rights.
Fiscal Year-End Option Values
     The following table reflects the “In-the-Money Options” held by the Named Executives as of December 31, 2005. No options were exercised by the Named Executives during 2005.

Number of Securities
	Underlying		Value of Unexercised
	Unexercised Options		In-the-Money Options
	At Fiscal Year-End		At Fiscal Year-End(1)
		Not		Not
Name	Exercisable	Exercisable	Exercisable	Exercisable
Michael Sorell, M.D.	523,784	264,031	$549,973	$277,233

(1)	Value of unexercised in-the-money options is calculated based on the market value of the underlying shares, minus the exercise price, and assumes the sale of all the underlying shares on December 31, 2005, at a price of $1.80, which was the closing price of the Common Stock on that date.
Equity Compensation Plan Information
     The following table sets forth information as of December 31, 2005, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Corporation are authorized for issuance.

		Weighted-average	Number of securities
	Number of securities to	exercise price of	remaining available for
	be issued upon exercise	outstanding	future issuance under
	of outstanding options,	options, warrants	equity compensation
Plan Category	warrants and rights	and rights	plans

2000 Stock Option Plan approved by stockholders	1,117,892	$1.72	42,108

Other equity compensation plans approved by stockholders	433,405	$0.32	—

Stock option grants to officers and consultants of the Corporation which grants were not approved by stockholders (1)	673,923	$1.06	—

Total	2,225,220	$1.25	42,108

(1)	Dr. Sorell was granted options to purchase 1,150,000 shares of Common Stock in connection with his hiring in September 2004. Of such grant, options to purchase 273,892 shares were granted under the Plan (and are intended to qualify as incentive stock options under the Internal Revenue Code) and options to purchase 876,108 shares of Common Stock were granted outside the Plan but on terms identical to those provided for by the Plan. See “Employment Agreements” below. Of the total options granted under the terms of the grant, 362,185 were forfeited during the year ended December 31, 2005.

Dr. Michael Kaplitt, one of the Corporation’s scientific founders, was granted options to purchase 160,000 shares of Common Stock in connection with a consulting agreement entered into between Dr. Kaplitt and the Corporation in April 2005. The options were granted outside the Plan but on terms identical to those provided for by the Plan.

     The Board has amended, subject to stockholder approval at this meeting, the Plan to increase the number of shares available for issuance under the Plan by 2,500,000 shares. The above table does not reflect the 2,500,000 additional shares proposed by such amendment.
New Plan Benefits
     The following table sets forth stock options to be granted by the Corporation upon amendment of the Plan. Except as set forth below, the Corporation, at this time, has not determined to issue or grant additional options.

	2000 Stock Option Plan
Name and Position	Dollar Value ($)	Number of Units
Non-Executive Director Group	(1)	240,000

(1)	Options will be granted at fair market value at the time of grant. The value of the options cannot be determined at this time, but will be based on the closing price of the Common Stock on the last trading day prior to the date of the grant.
Employment Agreements
     Michael Sorell, M.D.
     Base Salary — On September 21, 2004, the Board hired Michael Sorell, M.D. as the Chief Executive Officer of the Corporation for an initial term of employment of 18 months, which will automatically be extended for an additional 18 months absent notice to the contrary from either party. Dr. Sorell received an annual base salary of $150,000, which was increased to $181,660 effective March 15, 2005, and to $200,000 effective April 27, 2005, as a result of achieving specified performance objectives of the Corporation. The amount paid to Dr. Sorell in 2005 did not reflect the April 27, 2005 increase in base salary. The $12,227 difference in base salary owed to Dr. Sorell for the period between April 27, 2005 and December 31, 2005 was paid during the first quarter of 2006. Dr. Sorell’s annual bonus, if any, will be at the discretion of the Board and will depend upon the achievement of goals to be specified by the Board. He also serves as a member of the Board.
     Base Stock Option Grant — In connection with Dr. Sorell’s employment, the Corporation entered into a Stock Option Agreement with him pursuant to which it granted Dr. Sorell options to purchase up to 1,150,000 shares of Common Stock at an exercise price of $0.75 per share. These options include a base grant and an incentive grant. The base grant consists of an option to purchase 250,000 shares of Common Stock vesting as follows — 125,000 immediately upon issuance, 100,000 shares on December 31, 2005 and 25,000 shares on March 31, 2006.
     Performance Incentive Stock Option Grant — The incentive grant originally consisted of options to purchase up to 900,000 shares of Common Stock at an exercise price of $0.75 per share (the “Incentive Grant”). The ultimate number of shares issued under the Incentive Grant was 537,815 and was determined by reference to the amount of gross proceeds raised in equity financings by the Corporation on or before December 31, 2005, taking into account the price per share paid for Common Stock issued in such financings.
     One-third (1/3) of the Incentive Grant vested on April 27, 2005 and the balance vest ratably over the subsequent twenty-four (24) month period. In the event that Dr. Sorell ceases to be an officer and director of the Corporation, then the option shall immediately terminate as to any shares that have not previously become exercisable as of the date of such termination.

     The options have a maximum 10 year term and are subject to accelerated vesting in the event that Dr. Sorell’s employment is terminated by the Corporation without cause, due to his death or disability or upon a change in control of the Corporation.
     Of the total options granted to Dr. Sorell, 273,892 were granted pursuant to the Plan in order to qualify as incentive stock options and the remaining 513,923 options were not granted under a shareholder-approved plan but are governed by terms identical to the provisions of the Plan.
     Marc L. Panoff
     On January 23, 2006, the Corporation hired Marc L. Panoff as its Chief Financial Officer and Treasurer. Mr. Panoff receives an annual base salary of $165,000. Mr. Panoff’s annual bonus, if any, will be at the discretion of the Board and will depend upon the achievement of goals to be specified by the Board. In connection with Mr. Panoff’s employment, the Corporation, on January 23, 2006, granted Mr. Panoff an option to purchase up to 180,000 shares of Common Stock at an exercise price of $1.70 per share. The 180,000 shares vest as follows: 25,000 shares on January 23, 2006, 35,000 shares on January 23, 2007, and 60,000 shares on each of January 23, 2008 and 2009.
Deductibility of Compensation
     Section 162(m) of the Code generally limits to $1,000,000 the Corporation’s federal income tax deduction for compensation paid in any year to each of its chief executive officer and the four other highest paid executive officers, to the extent such compensation is not “performance-based” within the meaning of Section 162(m). The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee’s judgment, it is in the Corporation’s best interest to do so.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Since the February 2004 merger whereby the Corporation (then known as Change Technology Partners, Inc.) acquired Neurologix, Inc., Refac, which is 90% owned by PCM, provided consulting services to the Corporation at a basic monthly retainer of $5,000 subject to a quarterly adjustment to reflect the services rendered during such quarter. The agreement was terminated effective August 1, 2005. Under this arrangement, the Corporation paid $42,500 with respect to services rendered during 2005.
     On April 25, 2005 the Corporation entered into an Amended and Restated Consulting Agreement (the “Kaplitt Agreement”) with Dr. Michael G. Kaplitt, one of Neurologix’s scientific co-founders. The Corporation and Dr. Kaplitt had been parties to a Consulting Agreement, dated October 1, 1999, as amended on October 8, 2003. Pursuant to the terms of the Kaplitt Agreement, Dr. Kaplitt will continue to provide advice and consulting services on an exclusive basis in scientific research on human gene therapy in the nervous system. Dr. Kaplitt will also continue to serve as a member of the Corporation’s Scientific Advisory Board. Dr. Kaplitt is being paid an annual retainer of $100,000 in equal monthly installment payments, which installment payments commenced in October 2005. The Corporation paid Dr. Kaplitt approximately $25,000 in retainer fees in 2005 thereunder. Under the Kaplitt Agreement, the Corporation granted Dr. Kaplitt non-qualified stock options to purchase 160,000 shares of Common Stock at an exercise price of $2.05 per share. Dr. Kaplitt is also the neurosurgeon who performed the surgical procedures on the twelve patients required by the protocol for the Corporation’s sponsored Phase I clinical trial for the treatment of Parkinson’s disease.

     From May 2005 to November 2005, the Corporation had an administrative services agreement with PCM pursuant to which PCM performed certain administrative services for the Corporation in consideration of a monthly fee of $3,000. The administrative services agreement was terminated by the Corporation in November 2005.
     From June 2000 through June 2004, the Corporation had a research agreement with Rockefeller University (“Rockefeller”) pursuant to which the Corporation funded certain research conducted by Dr. Kaplitt and others. As a result of this research, Rockefeller obtained three U.S. patents in which Dr. Kaplitt is named as a co-inventor and one on which he is named as the sole inventor. Rockefeller has exclusively licensed these patents to the Corporation. Dr. Kaplitt is also named as a co-inventor on a patent that Rockefeller has non-exclusively licensed to the Corporation.
     In accordance with Rockefeller’s Intellectual Property Policy, an aggregate of one-third of all income it receives from licensing transactions is paid to the inventors. Dr. Kaplitt has advised the Corporation that he received cash payments from Rockefeller in each of 2005 and 2004 of less than $2,000 under this policy. In December 2002, the Corporation issued to Rockefeller 368,761 shares of its common stock in exchange for the cancellation of certain fees under its exclusive patent license agreement with the Corporation. If Rockefeller sells these shares, Dr. Kaplitt estimates that he will be entitled to approximately 25% of the proceeds. In addition, he estimates that he will have a similar interest in future royalties that may become payable under this exclusive patent license agreement.
     Dr. Matthew During, a founder of the Corporation and a member of its Scientific Advisory Board, has advised the Corporation that in each of 2005 and 2004 he received approximately $17,000 from Thomas Jefferson University (“TJU”) as a result of payments made by the Corporation to TJU under two exclusive license agreements. The amounts received by Dr. During represent approximately 18% of the total payments made by the Corporation to TJU in each of 2005 and 2004. Dr. During will also have a similar interest in future royalties that may become payable under the agreement with TJU. Dr. During and the Corporation entered into a consulting agreement in October 1999 which was subsequently amended. The consulting agreement provides for payments to Dr. During of $175,000 per year through 2007.
     On August 10, 2004, the Corporation entered into a sublease with PCS that provides for the lease of approximately 1,185 gross rentable square feet of space at One Bridge Plaza, Fort Lee, New Jersey 07024 through January 31, 2008 at a base annual rent of approximately $35,000. The rent that the Corporation pays to PCS is the same rent that PCS pays under its master lease for this space.
     Additionally, the Corporation maintains brokerage accounts with PCS for the Corporation’s marketable securities for which it pays customary brokerage fees.
AUDIT COMMITTEE REPORT
     The Board has an Audit Committee comprised of three directors, each of whom meets the independence and qualification standards for audit committee membership as set forth in the listing standards set forth in the AMEX Rules.
     The Audit Committee oversees the Corporation’s financial and accounting processes on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2005 Annual Report on Form 10-KSB with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The

Corporation’s management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, J.H. Cohn LLP, is responsible for performing an independent audit of the consolidated financial statements prepared in accordance with generally accepted accounting principles.
     In performing its oversight function, the Audit Committee reviewed with the Corporation’s independent registered public accounting firm such firm’s judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the Committee has discussed with the independent registered public accounting firm such firm’s independence from management and the Corporation and received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board, Standard No. 1.
     The Committee discussed with the Corporation’s independent registered public accounting firm the overall scope and plans for their audit. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.
     During the preparation of the Company’s 2005 Annual Report on Form 10-KSB, the Company, together with its independent registered public accounting firm, identified a material weakness that pertains to the accounting associated with the development and manufacturing agreement entered into with Medtronic, Inc. on April 27, 2005 and the related stock purchase agreement entered into on the same date with Medtronic International, Ltd., the parent company of Medtronic, Inc.
     During the preparation of the Corporation’s Quarterly Report on Form 10-QSB for the period ended June 30, 2005, the Corporation, together with its independent registered public accounting firm, identified a material weakness with respect to recording stock based compensation. This weakness pertained to the recording and accounting for stock options granted to non-employee consultants in accordance with Emerging Issues Task Force 96-18 and to stock options granted to the President and Chief Executive Officer of the Corporation under APB 25.
     Under the Committee’s direction, the Corporation implemented and is implementing additional control policies to resolve these matters, including additional internal accounting control procedures and the hiring of the Chief Financial Officer. To this end, the Corporation has also retained Amper, Politziner & Mattia, P.C. to analyze the adequacy of its internal controls and procedures under Section 404 of the Sarbanes Oxley Act of 2002, as amended. Such firm is currently in the process of conducting a review of the Corporation’s internal controls, and is expected to conclude its review by the end of the first fiscal quarter of 2006. Furthermore, the Corporation has retained Rotenberg Meril Solomon Bertiger & Guttilla, P.C. to assist in the preparation, presentation and integrity of the Corporation’s financial statements, accounting and financial reporting principles and internal controls and procedures.
     The Corporation’s management, the Audit Committee and the Board are fully committed to the review and evaluation of the Corporation’s procedures and policies designed to assure effective internal control over financial reporting. All steps and disclosures relating to these matters have been and will remain subject to the oversight of the Audit Committee.

     Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee set forth below and in its charter, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also approved the selection of the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2006.
     Although the members of the Audit Committee are financially sophisticated they are not professionally engaged in the practice of auditing or accounting, are not employed by the Corporation for accounting, financial management or internal control purposes and are not experts in the fields of accounting or auditing, including the determination of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that J.H. Cohn LLP is in fact “independent.”

The Audit Committee of the Board,

Austin M. Long III, Chair
Craig J. Nickels
Jeffrey B. Reich, M.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     J.H. Cohn LLP was the Corporation’s independent registered public accounting firm for the year ended December 31, 2005. J.H. Cohn LLP does not have any direct or indirect financial interest in the Corporation in any capacity other than that of independent public accountants. A representative of J.H. Cohn will be present at the meeting to answer questions by stockholders concerning the accounts of the Corporation and will have the opportunity to make a statement, if such representative desires to do so.
     Principal Accounting Firm Fees
     The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2005 and 2004 by the Corporation’s principal accounting firm, J.H. Cohn LLP:

Description	2005	2004

Audit fees	$121,700	$80,000
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$121,700	$80,000

     Audit fees included fees associated with the annual audit, as well as fees associated with the reviews of the Corporation’s Quarterly Reports on Form 10-QSB. The 2005 audit fee amount includes an estimate of fees to be billed to the Corporation for the 2005 audit.
     During 2005, the Audit Committee did not have a pre-approval policy in effect for the approval of service rendered by the Corporation’s independent registered public accounting firm. Therefore, none of the services provided by the independent registered public accounting firm was provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.
OTHER MATTERS
     The Board does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.
PROPOSALS BY STOCKHOLDERS
     Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2007 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on May 8, 2007, must be received by the Corporation at the Corporation’s principal executive offices by December 7, 2006 if they are to be included in the Corporation’s proxy statement and proxy relating to such meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based solely on its review of Forms 3, 4 and 5 filed under Section 16(a) of the Securities Exchange Act of 1934, as amended, and amendments thereto, the Corporation believes that during fiscal 2005, all Section 16(a) filing requirements applicable to its officers, directors and other principal stockholders of the Corporation were complied with, provided that on March 8, 2005, Jeffrey B. Reich, M.D. filed a Form 3 Amendment to correct an omission of 1,000 shares from the Form 3 filed on February 2, 2005.

SOLICITATION OF PROXIES
     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may solicit proxies personally and by telephone and telegraph.
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
     The Board has adopted a written policy on stockholder and interested party communications with directors, a copy of which is available on the Corporation’s corporate website at http://www.neurologix.net.
WHERE YOU CAN FIND MORE INFORMATION
     The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. The SEC allows the Corporation to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. A copy of such report is being mailed to the Corporation’s stockholders with this Proxy Statement. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the annual meeting shall also be deemed to be incorporated by reference into this Proxy Statement.
     Our stockholders may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone from the Corporation, by writing to Neurologix, Inc., One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024, and by telephone to 201-592-6451.
     You should rely only on the information contained in this Proxy Statement or other documents to which we refer to vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of the Annual Meeting, and the mailing of the Proxy Statement to stockholders shall not create any implication to the contrary.

By Order of the Board Of Directors

Marc L. Panoff
Chief Financial Officer and Treasurer

April 5, 2006

Exhibit A
NEUROLOGIX INC.
2000 STOCK OPTION PLAN
AMENDMENT NO. 2
The Arinco Computer Systems Inc. 2000 Stock Option Plan as amended, the Plan is hereby further amended as follows:
          1. Effective May 9, 2006, Section 5(a) of the Plan is hereby amended in its entirety to read as follows:
          Subject to Section 9, the aggregate number of shares of Stock in respect of which options may be granted under the Plan is 3,800,000 shares.
          2. Except for the foregoing amendment set forth in paragraph 1 above, all of the terms and conditions of the Plan shall remain in full force and effect.
* * * * *

NEUROLOGIX, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD FOR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2006.
     The undersigned hereby appoints Michael D. Sorell and Marc L. Panoff as proxies with full power of substitution to vote all shares of stock of Neurologix, Inc. of record in the name of the undersigned at the close of business on March 24 at the Annual Meeting of Stockholders to be held on May 9, 2006 at 10:00 a.m. (Eastern time) at the Montammy Golf Club, Route 9W and Montammy Drive, Alpine, New Jersey 07620 or at any postponements or adjournments, hereby revoking all former proxies.
     IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE SPECIFICATION MADE AND “FOR” SUCH PROPOSALS IF THERE IS NO SPECIFICATION.
(Continued and to be voted on reverse side.)
Annual Meeting Proxy Card - Common
A.	Election of Directors
1. The Board of Directors recommends a vote FOR the three directors listed below to the Corporation’s Board of Directors:

	For	Withhold Authority
01–Austin M. Long	—	—

02–John E. Mordock	—	—

03–Craig J. Nickels	—	—
B.	Amendment of the 2000 Stock Option Plan
2. The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain
To approve an amendment to the 2000 Stock Option Plan of the Corporation to increase the number of available shares from 1,300,000 to 3,800,000	___	___	___
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.
C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
NOTE: PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.
Signature 1:

Signature 2:

Date (mm/dd/yy):